February 1, 2011

Press Release

Source: Farmers National Banc Corp.

John S. Gulas, President and CEO

20 South Broad Street P.O. Box 555

Canfield, OH 44406

330.533.3341

330.533.0451 (FAX)

Email: exec@fnbcanfield.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR FOURTH QUARTER 2010

CONTINUED STRONG REVENUE GROWTH:

•	Net income was $3.3 million or $0.24 per diluted share for the fourth quarter of 2010 compared to $1.0 million or $0.07 for the fourth quarter of 2009.

•	Pre-tax, pre-provision income for the fourth quarter of 2010 increased 41% from the fourth quarter of 2009, excluding gains on sales of securities.

•	Net Interest Income and Other Income for the fourth quarter of 2010 increased 10% and 48%, respectively, from the fourth quarter of 2009.

•	Farmers Trust Company contributed $4.9 million to non-interest income in 2010, a 41% increase when compared to $3.5 million in 2009.

•	Efficiency ratio improved to 61% for 2010 compared to 67% for 2009, excluding gains on sales of securities.

GROWTH IN TANGIBLE BOOK VALUE PER SHARE AND STRONG CAPITAL LEVELS:

•	Tangible book value increased 10% to $5.95 per share at December 31, 2010 compared to $5.41 per share at December 31, 2009.

•	Tangible common equity to total assets improved to 8.31%, compared to 7.26% at December 31, 2009.

IMPROVED ASSET QUALITY:

•	Non-performing loans represented 1.51% of total loans at December 31, 2010, a $1.2 million or 11.9% improvement, compared to December 31, 2009.

CANFIELD, Ohio (February 5, 2011) – Farmers National Banc Corp. (OTCBB: FMNB) today reported net income of $0.24 per diluted share for the quarter ended December 31, 2010, a 243% and 14% improvement when compared to the fourth quarter of 2009 and third quarter of 2010, respectively. Excluding gains and losses on sales of securities realized in each of the quarters, pre-tax, pre-provision income improved 40.5% and 14.0% compared to the fourth quarter of 2009 and third quarter of 2010, respectively. Total assets of $983 million at December 31, 2010 decreased 3.16% compared to December 31, 2009, resulting from a $20.3 million decrease of short-term borrowings due to a decline in repurchase agreement balances held by public fund customers. Additionally, tangible book value per share increased 10% to $5.95 per share as compared to $5.41 per share at December 31, 2009.

John S. Gulas, President and CEO, stated “Our pre-tax, pre-provision income increased to $6.3 million for the fourth quarter of 2010, which represents a 61% increase over the $3.9 million reported for the fourth quarter of 2009. Net interest income increased 10% and other income increased by 48%. The increases reflect the success of our efforts to grow income producing assets and fee income. A $1.5 million gain on the sale of securities in the current quarter contributed significantly to the increase in other income, but even without that contribution, other income for the fourth quarter increased by 17% over the prior comparable period. Our fourth quarter 2010 net income results reflect the improving trend of profitability we have been experiencing during the prior three quarters of 2010. During the past two years, we have implemented a strategy to earn our way through the ‘Great Recession’ by adding income producing assets and fee income and by enhancing expense management and our loan review process. We continue to see the benefits of this strategy through our increased earnings power and improving asset quality trends that are better than many of our peers.”

For the twelve months ended December 31, 2010, the Company reported net income of $9.0 million, a 54% increase from the $5.8 million for the same period in 2009. For the twelve months ended December 31, 2010, the Company reported net income of $0.66 per diluted share, a 50% increase from the $0.44 per diluted share for the same period of 2009. Returns on average assets and average equity equated to 0.87% and 10.46%, respectively, for the twelve month period ended December 31, 2010, compared to 0.60% and 7.32% for the same period of 2009. The increase in net income was primarily due to an increase in net interest income of $4.1 million during this period, compared to the same period in 2009, offset by a $2.0 million increase in provision for loan losses. The Company also recorded security gains of $2.7 million in 2010, compared to $943 thousand in 2009. The Company’s total assets reported at December 31, 2010 were $982.8 million, a decrease of 3.16%, compared to $1.01 billion in total assets recorded at December 31, 2009. Net loans were reported at $581.1 million at December 31, 2010, versus $602.0 million at the same time in 2009, a decrease of $20.9 million, or 3.5%. Over this same period, deposits decreased $16.5 million, or 2.1%, from $777.6 million at December 31, 2009 to $761.1 million at December 31, 2010. The decrease in loan and deposit levels is a result of the Company’s efforts to carefully monitor and achieve appropriate capital to asset ratios in this economy. “Our successful capital raise, which closed on January 31, 2011, will provide the fuel needed to again grow our asset base and provide additional revenue producing opportunities,” stated Gulas.

Stockholders’ equity totaled $88.05 million, or 8.96% of total assets, at December 31, 2010, an increase of $7.4 million, or 9.2%, compared to $80.6 million at December 31, 2009. The increase in equity was a result of net income, offset by mark to market adjustments in the Company’s investment securities and cash dividends paid to stockholders during the past twelve months. Stockholders received a $0.03 per share cash dividend on December 31, 2010 and a total of $0.12 per share cash dividends paid in the past four quarters. Book value increased 8.2% from $5.96 per share at December 31, 2009 to $6.45 per share at December 31, 2010. The Company’s tangible book value increased 10.0% from $5.41 per share at December 31, 2009 to $5.95 per share at December 31, 2010.

Net Interest Income -— Net interest income was $9.8 million for the fourth quarter of 2010, which compared to $8.8 million in the fourth quarter of 2009. This represents a 10.4% increase quarter over quarter. The net interest margin to average earning assets on a fully taxable equivalent basis improved 22 basis points to 4.16% for the three months ended December 31, 2010, compared to 3.94% for the same period in the prior year. In comparing the two period quarters, yields on earning assets decreased 47 basis points, while the cost of interest bearing liabilities decreased 73 basis points.

On a year-to-date basis, net interest income improved to $37.4 million for the twelve month period ended December 31, 2010, compared to $33.2 million for the same period in 2009. The net interest margin to average earning assets on a fully taxable equivalent basis was 4.10% for the twelve months ended December 31, 2010, compared to 3.88% for the same period in the prior year, an improvement of 22 basis points.

Noninterest Income -— Noninterest income was $4.5 million for the fourth quarter of 2010, which is a $1.4 million or 47.6%, improvement over results for the same quarter of 2009. The Company recognized gains on sales of securities of $1.5 million in the three months ended December 31, 2010 compared to a $509 thousand gain for the same period in the prior year. Excluding gains on sales of securities, noninterest income for the fourth quarter of 2010 would have improved by 17.0% when compared to the same quarter of 2009. Service charges on deposit accounts were $540 thousand for the current quarter, compared to $574 thousand in the same quarter in the prior year. This decline was primarily a result of a decline in overdraft fee income.

Noninterest income for the twelve months ended December 31, 2010 was $13.2 million, compared to $9.4 million for the same period in 2009. The increase in noninterest income was primarily due to a $1.4 million increase in trust fee income and a $1.7 million increase in gains on sales of securities. Farmers Trust Company was purchased on March 31, 2009; therefore, the prior year’s results included only nine months of income compared to twelve months in 2010. The addition of Farmers Trust Company, and its growth from $822 million in trust assets at December 31, 2009 to over $912 million in assets at December 31, 2010, complements our existing core retail and asset management services. Excluding gains on sales of securities, noninterest income for the twelve months ended December 31, 2010 would have improved by 24.7% when compared to the same period of 2009.

Noninterest Expense -— Noninterest expense totaled $7.87 million for the fourth quarter of 2010, which is $47 thousand less than the $7.92 million in the previous quarter. This decrease is spread among several expense categories. The current period’s total noninterest expense of $7.87 million is $51 thousand less than the $7.92 million reported for the same quarter in 2009.

Noninterest expense for the twelve months ended December 31, 2010 was $30.96 million, compared to $29.66 million for the same period in 2009, representing an increase of $1.3 million, or 4.41%. The increase resulted from the inclusion of expenses associated with Farmers Trust Company throughout 2010. Because Farmers Trust Company was acquired on March 31, 2009, results for 2009 included only nine months of expenses associated with its operations. Farmers Trust Company’s noninterest expense was $4.6 million for 2010, compared to $3.4 million reported for the same period in 2009.

The Company’s tax equivalent efficiency ratio for the twelve month period ended December 31, 2010 was 61.10% compared to 67.00% for the same period in 2009. The improvement in the efficiency ratio was the result of the 12.5% improvement in net interest income and a $2.1 million increase in noninterest income, excluding gains on sales of securities.

Asset Quality -— Non-performing loans totaled $8.9 million at December 31, 2010, a decline of 3.3% and 11.9%, compared to September 30, 2010 and December 31, 2009, respectively. Non-performing loans equaled 1.51% of total loans at December 31, 2010, the lowest percentage since December 31, 2008. Loans 30–89 days delinquent increased $2.0 million or 34.5% to $7.9 million since September 30, 2010. This increase is primarily the result of one residential real estate loan relationship. It should be noted that loans 30-89 days delinquent at December 31, 2010 are $1.3 million less than the $9.2 million reported at December 31, 2009. On December 31, 2010, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 105%, compared to 85% in the preceding quarter, and 73% at December 31, 2009. At December 31, 2010, the ALLL/total loan ratio was 1.58% compared to 1.21% at December 31, 2009. Although the Company has experienced a lower level of net charge-offs and non-performing loans in the fourth quarter of 2010, management believes an increase in the allowance for loan losses is necessary at December 31, 2010 because of an increase in the historical loss experience of commercial real estate loans and commercial and industrial loans that are classified as substandard. Substandard loans are those that exhibit one or more structural weaknesses and are characterized by the distinct possibility that the Company will sustain some loss on the loan unless the weaknesses are corrected. At December 31, 2010, the ALLL balance was $9.3 million, up 25.8% from $7.4 million at December 31, 2009. For the three months ended December 31, 2010, management provided $2.2 million to the allowance for loan losses, an increase of $700 thousand from the preceding quarter and a decrease of $800 thousand over the same three month period in the prior year. Net charge-offs for the quarter ending December 31, 2010 were $677 thousand compared to $2.8 million and $2.0 million for the fourth quarter of 2009 and the third quarter of 2010, respectively.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates sixteen banking offices throughout Mahoning, Trumbull and Columbiana Counties and two trust offices located in Youngstown and Howland. The bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of our tangible common equity ratio and pre-tax, pre-provision income and pre-tax,pre-provision income, excluding gains (losses) on sales of securities, which are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by generally accepted accounting principles in the United States (GAAP). The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended September 30, 2010, which have been filed with the Securities and Exchange Commission and are available on the Company’s website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. The Company does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share data)

Consolidated Statements of Income	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sep. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2010	2010	2010	2010	2009	2010	2009	Change
Total interest income	$11,980	$12,160	$12,099	$12,126	$12,803	$48,365	$49,775	-2.8%
Total interest expense	2,218	2,545	2,923	3,312	3,957	10,998	16,547	-33.5%

Net interest income	9,762	9,615	9,176	8,814	8,846	37,367	33,228	12.5%
Provision for loan losses	2,200	1,500	1,600	2,778	3,000	8,078	6,050	33.5%
Other income	4,456	3,697	2,721	2,336	3,018	13,210	9,388	40.7%
Other expense	7,870	7,917	7,645	7,532	7,921	30,964	29,655	4.4%
Income before income taxes	4,148	3,895	2,652	840	943	11,535	6,911	66.9%
Income taxes	892	1,041	618	(7)	(2)	2,544	1,069	138.0%
Net income	$3,256	$2,854	$2,034	$847	$945	$8,991	$5,842	53.9%

Average shares outstanding	13,610	13,577	13,547	13,520	13,464	13,564	13,363
Pre-tax pre-provision income	$6,348	$5,395	$4,252	$3,618	$3,943	$19,613	$12,961
Basic and diluted earnings per share	0.24	0.21	0.15	0.06	0.07	0.66	0.44
Cash dividends	408	407	406	406	808	1,626	4,801
Cash dividends per share	0.03	0.03	0.03	0.03	0.06	0.12	0.36
Performance Ratios
Net Interest Margin (Annualized)	4.16%	4.11%	4.02%	4.01%	3.94%	4.10%	3.88%
Efficiency Ratio (Tax equivalent basis)	57.34%	61.70%	62.15%	63.74%	65.71%	61.10%	67.00%
Return on Average Assets (Annualized)	1.26%	1.08%	0.79%	0.34%	0.37%	0.87%	0.60%
Return on Average Equity (Annualized)	14.29%	12.95%	9.78%	4.16%	4.81%	10.46%	7.32%
Dividends to Net Income	12.53%	14.26%	19.96%	47.93%	85.50%	18.08%	82.18%
Consolidated Statements of Financial Condition
	Dec. 31,	Sep. 30,	June 30,	March 31,	Dec. 31,
	2010	2010	2010	2010	2009

Assets
Cash and cash equivalents	$37,305	$70,049	$35,638	$69,894	$51,160
Securities available for sale	314,347	345,298	324,681	316,370	309,368
Loans	590,367	607,649	613,259	609,135	609,395
Less allowance for loan losses	9,307	7,785	8,255	8,220	7,400

Net Loans	581,060	599,864	605,004	600,915	601,995

Other assets	50,039	49,103	49,481	53,032	52,285

Total Assets	$982,751	$1,064,314	$1,014,804	$1,040,211	$1,014,808

Liabilities and Stockholders’ Equity
Deposits	$761,050	$761,025	$760,679	$776,795	$777,552
Other interest-bearing liabilities	130,367	199,956	163,191	177,725	153,081
Other liabilities	3,286	12,232	3,943	3,434	3,547

Total liabilities	894,703	973,213	927,813	957,954	934,180
Stockholders’ Equity	88,048	91,101	86,991	82,257	80,628

Total Liabilities
and Stockholders’ Equity	$982,751	$1,064,314	$1,014,804	$1,040,211	$1,014,808

Period-end shares outstanding	13,646	13,610	13,577	13,546	13,520
Book value per share	$6.45	$6.69	$6.41	$6.07	$5.96
Tangible book value per share	5.95	6.17	5.88	5.53	5.41
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	13.99%	12.87%	12.56%	12.15%	12.03%
Tier 1 Capital to Risk Weighted Assets (a)	12.73%	11.66%	11.31%	10.89%	10.87%
Tier 1 Capital to Average Assets (a)	7.65%	7.19%	7.05%	7.04%	6.87%
Equity to Asset Ratio	8.96%	8.56%	8.57%	7.91%	7.95%
Tangible Common Equity Ratio	8.31%	7.95%	7.92%	7.25%	7.26%
Net Loans to Assets	59.13%	56.36%	59.62%	57.77%	59.32%
Loans to Deposits	77.57%	79.85%	80.62%	78.42%	78.37%
Asset Quality
Non-performing loans	8,901	9,207	9,954	10,740	10,103
Other Real Estate Owned	532	326	145	77	374
Non-performing assets	9,433	9,533	10,099	10,817	10,477
Loans 30 - 89 days delinquent	7,922	5,888	5,652	6,076	9,212
Charged-off loans	827	2,122	1,690	2,105	2,914
Recoveries	150	152	125	147	104
Net Charge-offs	677	1,970	1,565	1,958	2,810
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.46%	1.31%	1.04%	1.30%	1.86%
Allowance for Loan Losses to Total Loans	1.58%	1.28%	1.35%	1.35%	1.21%
Non-performing Loans to Total Loans	1.51%	1.52%	1.62%	1.76%	1.66%
Allowance to Non-performing Loans	104.56%	84.56%	82.93%	76.54%	73.25%
Non-performing Assets to Total Assets	0.96%	0.90%	1.00%	1.04%	1.03%

(a) December 31, 2010 ratio is estimated
Unaudited
Reconciliation of Common Stockholders’ Equity to Tangible Common Equity
	Dec. 31,	Sep. 30,	June 30,	March 31,	Dec. 31,
	2010	2010	2010	2010	2009

Stockholders’ Equity	$88,048	$91,101	$86,991	$82,257	$80,628
Less Goodwill and other intangibles	6,920	7,065	7,210	7,355	7,500

Tangible Common Equity	$81,128	$84,036	$79,781	$74,902	$73,128

Reconciliation of Total Assets to Tangible Assets
	Dec. 31,	Sep. 30,	June 30,	March 31,	Dec. 31,
	2010	2010	2010	2010	2009

Total Assets	$982,751	$1,064,314	$1,014,804	$1,040,211	$1,014,808
Less Goodwill and other intangibles	6,920	7,065	7,210	7,355	7,500

Tangible Assets	$975,831	$1,057,249	$1,007,594	$1,032,856	$1,007,308

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income,
Excluding Gains (Losses) on Sales of Securities
	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sep. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2010	2010	2010	2009	2010	2009

Income before income taxes	$4,148	$3,895	$2,652	$840	$943	$11,535	$6,911
Provision for loan losses	2,200	1,500	1,600	2,778	3,000	8,078	6,050
Pre-tax, pre-provision income	$6,348	$5,395	$4,252	$3,618	$3,943	$19,613	$12,961
Gains (losses) on sales of securities	1,522	1,161	(3)	0	509	2,680	1,017
Pre-tax, pre-provision income, excluding

gains (losses) on sales of securities	$4,826	$4,234	$4,255	$3,618	$3,434	$16,933	$11,944